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EXHIBIT 10.44


          AMENDMENT NO. 1 TO ETHANOL PURCHASE AND MARKETING AGREEMENT

         THIS AMENDMENT NO. 1 TO ETHANOL PURCHASE AND MARKETING AGREEMENT (this "AMENDMENT") is made and entered into effective as of March 4, 2005 by and among Kinergy Marketing, LLC, an Oregon limited liability company ("KINERGY"), Phoenix Bio-Industries, LLC, a California limited liability company ("PBI"), Pacific Ethanol, Inc., a Delaware corporation ("PEI"), and Western Milling, LLC, a California limited liability company ("WESTERN").

         WHEREAS, Kinergy, PBI, PEI and Western have previously entered into that certain Ethanol Purchase and Marketing Agreement dated March 4, 2005 (the "AGREEMENT"); and

         WHEREAS, Kinergy, PBI, PEI and Western desire to amend the Agreement to clarify the manner in which Kinergy will purchase and market ethanol produced by PBI.

         NOW, THEREFORE, in consideration of the foregoing premises and the respective promises and agreements of the parties set forth herein, the parties hereto agree as follows:

         1. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.

         2. The first sentence of the "Volume" section of the Agreement is hereby amended by deleting said sentence in its entirety and inserting in its place the following new sentence which shall read in its entirety as follows:

                  "KINERGY will purchase and market the entire production of ethanol from PBI's Goshen plant, estimated to be approximately 2,000,000 to 2,500,000 gallons per month at start up with expansion at a later date."

         3. The first sentence of the "Price" section of the Agreement is hereby amended by deleting said sentence in its entirety and inserting in its place the following new sentence which shall read in its entirety as follows:

                  "KINERGY shall purchase ethanol from PBI in one of the following two ways, with the selection of either alternative to be made by PBI in its sole discretion: (i) at negotiated prices mutually agreed upon by KINERGY and PBI without regard to the price at which KINERGY will re-sell ethanol to its customers, and (ii) at prices equal to the gross sales price to KINERGY's customer less transportation expenses and a 1.0% marketing fee, after transportation expenses."

         4. Except as modified and amended pursuant to this Amendment, the Agreement shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

PHOENIX BIO-INDUSTRIES INC.                    KINERGY MARKETING, LLC


By:  /s/ EJNAR KNUDSEN                         By: /s/ NEIL KOEHLER
     ------------------------------------          -----------------------------
     Ejnar Knudsen, EVP                            Neil Koehler, President

Date:  April 1, 2006                           Dated:  April 1, 2006



WESTERN MILLING LLC                            PACIFIC ETHANOL, INC.


By:  /s/ EJNAR KNUDSEN                         By: /s/ RYAN TURNER
     ------------------------------------          -----------------------------
     Ejnar Knudsen, EVP                            Ryan Turner, COO

Date:  April 1, 2006                           Dated:  April 1, 2006

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